Exhibit 10.21

                AMENDED AND RESTATED CONSOLIDATED PROMISSORY NOTE

$750,000                                                       December 31, 2004
                                                              St. Marys, Georgia

      FOR VALUE RECEIVED, the undersigned, AmeriFirst, Inc., a Delaware corporation, whose address is 814 N. A1A, Suite 300, Ponte Vedra Beach, Florida 32082 (the "Borrower"), hereby promises to pay to the order of Denise M. Lachman (the "Lender"), whose address is 4460 Dow Ridge, Orchard Lake, Michigan 48324, the principal sum of SEVEN HUNDRED FIFTY THOUSAND and no/100 Dollars
($750,000.00), together with interest on the outstanding principal balance hereof at the rate provided herein. This Note is one of the Amended and Restated Stockholder Notes referred to in Section 5.3 of that certain Recapitalization Agreement dated of even date herewith by and between Borrower, Lender and certain other stockholders of Borrower (the "Recapitalization Agreement"). Capitalized terms used and not otherwise defined in this Note shall have the meanings assigned thereto in the Recapitalization Agreement. This Note shall be governed by the following provisions:

      1. Advances. The Borrower and the Lender acknowledge and agree that Lender has previously made advances to Borrower in various amounts and at various times, but that Lender has no further obligation under any agreement to make additional advances to Borrower. The Borrower and Lender agree that the amount advanced to Borrower from Lender, as of the date hereof, and inclusive of accrued and unpaid interest, is $750,000.00 (subject to adjustment upon audit). This Note amends, restates and consolidates all loans heretofore made by Lender to Borrower.

      2.   Payments.   Subject  to  the   provisions   of  Section  1.6  of  the
Recapitalization Agreement, the Borrower will apply a percentage of its Net Operating Income to the repayment of this Note.

      3. Interest. Except as provided in Section 6 below, interest shall accrue at the Prime Rate, plus one percent (1.0%). As used herein, "Prime Rate" shall mean the prime rate as announced from time to time by Comerica Bank. Changes in the Prime Rate shall be effective as of the first day of the first month following any change.

      4. Prepayments. The Borrower shall be entitled to prepay this Note in whole or in part at any time without penalty.

      5. Application of Payments. All payments hereunder shall be applied first to interest, then to principal.

      6. Default. Nonpayment of principal, interest, any fee or any other amount due hereunder as and when it becomes due and payable shall be considered an Event of Default hereunder.

If any Event of Default shall occur, the Lender may declare the outstanding principal of this Note, and all other amounts payable under this Note to be forthwith due and payable. Thereupon, the outstanding principal of this Note and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower. Upon the occurrence of any Event of Default, the outstanding principal of this Note, and any accrued and unpaid interest, shall bear interest at the highest lawful rate permitted under the laws of Florida.

      7. Expenses. All parties liable for the payment of this Note agree to pay the Lender all costs incurred by it in connection with the collection of this Note. Such costs include, without limitation, fees for the services of counsel and legal assistants employed to collect this Note, whether or not suit be brought, and whether incurred in connection with collection, trial, appeal or otherwise.

      8. Miscellaneous. The Borrower and all sureties, endorsers and guarantors of this Note shall make all payments hereunder in lawful money of the United States at the Lender's address set forth herein or at such other place as the Lender may designate in writing. The remedies of the Lender as provided herein shall be cumulative and concurrent, and may be pursued singly, successively or together, at the sole discretion of the Lender and may be exercised as often as occasion therefor shall arise. No act of omission or commission of the Lender, including specifically any failure to exercise any right, remedy or recourse, shall be effective, unless set forth in a written document executed by the Lender, and then only to the extent specifically recited therein. A waiver or release with reference to one event shall not be construed as continuing, as a bar to, or as a waiver or release of any subsequent right, remedy or recourse as to any subsequent event. This Note shall be construed and enforced in accordance with Michigan law and shall be binding on the successors and assigns of the parties hereto. The term "Lender" as used herein shall mean any holder of this Note.

                                       AMERIFIRST, INC.

                                       By: /s/ John G. Tooke
                                           -------------------------------------
                                           John G. Tooke, President

STATE OF GEORGIA
COUNTY OF CAMDEN

The foregoing instrument is dated as of December 31, 2004, but was executed, acknowledged and delivered before me this 30th day of December, by John G. Tooke. He is personally known to me or has produced Florida Drivers ID as identification and did, in my presence, execute this Promissory Note to and in favor of the forenamed Lender and delivered the same to me, whereupon I have received same and placed it in Federal Express for overnight delivery to Harry Eisenberg, Jacob & Weingarten, 2301 W. Big Beaver Road, Suite 777, Troy, Michigan 48084, as agent for and on behalf of Lender.

                                       /s/ Kathleen A.  Lenehan
                                       ----------------------------------------
                                       Notary Public, State and County Aforesaid
                                       Print Name: Kathleen A. Lenehan
                                                   -----------------------------
SEAL                                   My commission expires: 3/6/07